Exhibit 99.1

Contact:

Investor Relations

212-479-3150

NEW RESIDENTIAL ANNOUNCES SECOND QUARTER 2014 RESULTS

NEW YORK—(BUSINESS WIRE)—August 6, 2014—New Residential Investment Corp. (NYSE:NRZ; “New Residential” or the “Company”) today reported the following information for the quarter ended June 30, 2014:

SECOND QUARTER FINANCIAL HIGHLIGHTS:

•	Core Earnings of $56 million, or $0.20 per diluted share

•	GAAP Income of $124 million, or $0.44 per diluted share

•	Declared total dividends of $0.25 per share for the second quarter

•	Regular Dividend of $49 million, or $0.175 per share

•	Special Dividend of $21 million, or $0.075 per share

	Q2 2014	Q1 2014
Summary Operating Results:
GAAP Income	$124 million	$49 million
GAAP Income per Diluted Share	$0.44	$0.19
Non-GAAP Results:
Core Earnings*	$56 million	$42 million
Core Earnings per Diluted Share*	$0.20	$0.16

*	For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings below.

Highlights for the quarter ended June 30, 2014:

•	Excess Mortgage Servicing Rights (“Excess MSRs”) – During the quarter, New Residential invested $36 million to acquire a 33% interest in four previously committed Excess MSR pools related to $14 billion UPB of Agency residential mortgage loans.

•	Servicer Advances – New Residential closed on $921 million of advances throughout the second quarter, which required an equity investment of $115 million.

•	Distressed Loans – New Residential acquired $653 million UPB of Distressed Loans (including non-performing loans, re-performing loans and related real estate) during the quarter.

•	Non-Agency RMBS – In May, New Residential exercised the clean up call options on 16 Non-Agency securitizations with $284 million UPB of underlying seasoned, high coupon loans.

Highlights subsequent to June 30, 2014:

•	Excess MSRs – Subsequent to quarter end, New Residential invested $20 million to acquire a 33% interest in two previous committed Excess MSR pools related to $8 billion UPB of Agency residential mortgage loans.

•	Distressed Loans – Subsequent to quarter end, New Residential agreed to purchase a $119 million UPB pool of Distressed Loans. New Residential expects to complete the purchase in the third quarter, although there can be no assurance that this investment will be completed in this timeframe or at all.

PROPOSED 2-FOR-1 REVERSE STOCK SPLIT

The Company also announced today that it will hold a special meeting of stockholders to seek approval for a 2-for-1 reverse stock split of its common stock. The meeting will be held on October 15, 2014, and holders of the Company’s common stock as of the close of business on August 26, 2014 will be entitled to notice of, and to vote at, the meeting. The Company expects to file a preliminary proxy statement relating to the proposal with the Securities and Exchange Commission, which will be available on the SEC’s website (www.sec.gov) and the Company’s website (www.newresi.com).

If approved by the holders of the Company’s common stock, every two shares of the Company’s common stock will be converted into one share of common stock, reducing the total number of issued and outstanding shares of the Company’s common stock from approximately 282 million to approximately 141 million.

“The reverse stock split is an important step towards our goal of making our common stock more attractive to a broader range of institutional and other investors,” stated Michael Nierenberg, Chief Executive Officer of New Residential.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.newresi.com. For consolidated investment portfolio information, please refer to the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.newresi.com).

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Wednesday, August 6, 2014 at 10:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Second Quarter 2014 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, August 20, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “74228618.”

Unaudited Condensed Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended June 30,
	2014	2013
Interest income	$92,656	$22,999
Interest expense	36,512	2,651

Net Interest Income	56,144	20,348

Impairment
Other-than-temporary impairment (“OTTI”) on securities	615	3,756
Valuation provision on loans	293	—

	908	3,756

Net interest income after impairment	55,236	16,592
Other Income
Change in fair value of investments in excess mortgage servicing rights	5,502	41,833
Change in fair value of investments in excess mortgage servicing rights, equity method investees	12,743	20,127
Change in fair value of investments in servicer advances	82,877	—
Earnings from investments in consumer loans, equity method investees	21,335	36,164
Gain on settlement of investments	52,539	58
Other income	2,893	—

	177,889	98,182

Operating Expenses
General and administrative expenses	5,744	602
Management fee allocated by Newcastle	—	1,809
Management fee to affiliate	4,915	2,263
Incentive compensation to affiliate	18,863	878

	29,522	5,552

Income (Loss) Before Income Taxes	203,603	109,222
Income tax expense	21,395	—

Net Income (Loss)	$182,208	$109,222

Noncontrolling interests in Income (Loss) of Consolidated Subsidiaries	$58,705	$—

Net Income (Loss) Attributable to Common Stockholders	$123,503	$109,222

Net Income Per Share of Common Stock
Basic	$0.45	$0.43

Diluted	$0.44	$0.43

Weighted Average Number of Shares of Common Stock Outstanding
Basic	272,930,907	253,025,645

Diluted	279,336,255	256,659,488

Dividends Declared per Share of Common Stock	$0.25	$0.070

Consolidated Balance Sheets

($ in thousands)

	June 30, 2014 (Unaudited)	December 31, 2013
Assets
Investments in:
Excess mortgage servicing rights, at fair value	$372,416	$324,151
Excess mortgage servicing rights, equity method investees, at fair value	330,220	352,766
Servicer advances, at fair value	3,679,105	2,665,551
Real estate securities, available-for-sale	1,463,903	1,973,189
Residential mortgage loans, held-for-investment	517,424	33,539
Consumer loans, equity method investees	250,048	215,062
Cash and cash equivalents	311,126	271,994
Restricted cash	37,327	33,338
Derivative assets	30,992	35,926
Other assets	46,755	53,142

	$7,039,316	$5,958,658

Liabilities and Equity
Liabilities
Repurchase agreements	$1,815,182	$1,620,711
Notes payable	3,289,445	2,488,618
Trades payable	—	246,931
Due to affiliates	26,132	19,169
Dividends payable	70,553	63,297
Deferred tax liability	17,645	—
Accrued expenses and other liabilities	8,579	6,857

	5,227,536	4,445,583

Commitments and Contingencies
Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 282,213,133 and 253,197,974 issued and outstanding at June 30, 2014 and December 31, 2013, respectively	2,823	2,532
Additional paid-in capital	1,326,272	1,157,118
Retained earnings	160,396	102,986
Accumulated other comprehensive income, net of tax	8,988	3,214

Total New Residential stockholders’ equity	1,498,479	1,265,850
Noncontrolling interests in equity of consolidated subsidiaries	313,301	247,225

Total Equity	1,811,780	1,513,075

	$7,039,316	$5,958,658

Reconciliation of Core Earnings

($ in thousands)

	Three Months Ended June 30,
	2014	2013
Net income (loss) attributable to common stockholders	$123,503	$109,222
Impairment	908	3,756
Other Income Adjustments:
Other Income	(177,889)	(98,182)
Other Income attributable to non-controlling interests	44,741	—
Deferred taxes attributable to Other Income, net of non-controlling interests	16,303	—

Total Other Income Adjustments	(116,845)	(98,182)

Incentive compensation to affiliate	18,863	878
Non-capitalized deal inception costs	1,825	—
Core earnings of equity method investees:
Excess mortgage servicing rights	8,646	2,863
Consumer loans	19,465	19,793

Core Earnings	$56,365	$38,330

CORE EARNINGS

New Residential has four primary variables that impact the Company’s operating performance: (i) the current yield earned on its investments, (ii) the interest expense incurred under the debt incurred to finance its investments, (iii) its operating expenses and (iv) its realized and unrealized gain or losses, including any impairment and deferred tax, on its investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance excluding the fourth variable above and adjusting the earnings from the consumer loan investment to a level yield basis. It is used by management to gauge the Company’s current performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are only a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s Manager; and (iii) non-capitalized deal inception costs.

While incentive compensation paid to the Company’s Manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, note that, as an example, in a given period, the Company may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings. With regard to non-capitalized deal inception costs, management does not view these costs as part of the Company’s core operations. Non-capitalized deal inception costs are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments. These costs are recorded as general and administrative expenses in the Company’s statements of income. Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business.

The primary differences between core earnings and the measure we use to calculate incentive compensation relate to (i) realized gains and losses (including impairments) and (ii) non-capitalized deal inception costs. Both are excluded from core earnings and included in the Company’s incentive compensation measure. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of the Company’s liquidity and is not necessarily indicative of cash available to fund cash needs.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in: (1) mortgage servicing related assets, (2) residential mortgage backed securities (“RMBS”), (3) residential mortgage loans and (4) other related investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 such as the statements that the Company expects to acquire a $119 million UPB pool of Distressed Loans and to complete a reverse stock split. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. For instance, the completion of the acquisition of the Distress Loans is subject to the performance of the seller, and the reverse stock split is subject to stockholder approval. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” incorporated by reference in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.newresi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Residential Investment Corp.

New Residential Investment Corp.

Investor Relations, 212-479-3150